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                                                                    EXHIBIT 99.3

                         CONSENT OF DIRECTOR DESIGNATED
                     TO SERVE ON THE BOARD OF DIRECTORS OF
                        RICHMOND COUNTY FINANCIAL CORP.


     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him under the captions "Summary -- Interest of Bayonne Directors and Officers in the Merger that are Different from Your Interests as Bayonne Stockholders" and "The Merger -- Interest of Bayonne Directors and Officers in the Merger that are Different From Your Interests" in the Joint Proxy Statement/Prospectus constituting part of Richmond County Financial Corp.'s Registration Statement on Form S-4.


                                             /s/ Patrick F.X. Nilan
                                             -------------------------
                                             Patrick F.X. Nilan



Dated: November 3, 1998